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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus of Isis Pharmaceuticals, Inc. for the registration of common stock and to the incorporation by reference therein of our reports dated February 28, 2013, with respect to the consolidated financial statements of Isis Pharmaceuticals, Inc., and the effectiveness of internal control over financial reporting of Isis Pharmaceuticals, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Diego, California
May 7, 2013

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM